UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2004

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	333-92214	22-3372889
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 11, 2004, Verizon Wireless issued a press release announcing that John Townsend had been named Verizon Wireless Vice President and Chief Financial Officer. The appointment is to become effective on January 1, 2005. He will replace Andrew Halford, who is returning to the Vodafone Group as Financial Director Designate.

Mr. Townsend, 42, is currently Finance Director for Vodafone UK, a position he has held since 2003. From 2001 to 2003, he served as Finance Director for Vodafone Australia. From 1999 to 2001, he served as Chief Financial Officer of Europolitan Holdings AB in Sweden. Prior to that, he held a number of finance and planning positions both in the UK and South Africa. Mr. Townsend started his career with KPMG Peat Marwick and worked for them from 1984 to 1993, based both in the Birmingham and Hong Kong. He holds a bachelors degree in Economics and Business Finance and is a member of the Institute of Chartered Accountants in England and Wales, for which he qualified in 1986.

Pursuant to an international assignment agreement, Mr. Townsend will continue to be employed by the Vodafone Group and will be seconded to Verizon Wireless for a period of two years to take effect starting on January 1, 2005. Mr. Townsend will report to Dennis F. Strigl, the President and Chief Executive Officer of Verizon Wireless. Under the terms of the agreement, Mr. Townsend will receive an annual base salary of $342,494 and an annual bonus in an amount to be determined by certain performance criteria to be agreed in accordance with the applicable bonus and incentive plans of the Vodafone Group. Mr. Townsend will continue to participate in the Vodafone Group’s plans and benefits, including the Vodafone Group’s pension and equity compensation plans. Mr. Townsend will also be entitled to specified perquisites, including an annual automobile allowance of approximately $20,000. Mr. Townsend will be paid in U.K. pounds sterling. All amounts above are in U.S. dollars at an exchange rate of £=$1.8552, the reference exchange rate for November 12, 2004. The agreement requires Verizon Wireless to provide one months’ notice to terminate the agreement, provided that the agreement will terminate immediately if Mr. Townsend’s employment with the Vodafone Group ceases for any reason or if the United States cancels his work permit or visa clearance. Mr. Townsend may terminate the agreement upon six months’ written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date: November 15, 2004	By:	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated November 11, 2004, issued by Verizon Wireless.